EXHIBIT 99.1
Gray Television, Inc. Announces Plan for Spin-Off of Newspaper Publishing and Wireless Businesses
into Newly-Formed Triple Crown Media, Inc.
Gray Television, Inc. and Bull Run Corporation Announce
Plan of Merger of Bull Run into Triple Crown Media, Inc.
ATLANTA, August 3, 2005 — Gray Television, Inc. (NYSE: GTN; GTN.A) today announced that its Board of Directors has approved a plan to spin-off its Newspaper Publishing and Graylink Wireless businesses to its shareholders, which will result in a newly created and separately traded public company named Triple Crown Media, Inc. Gray expects that as a result of the spin-off, both Gray and Triple Crown Media will be better able to focus financial and operational resources on its own business and executing its own strategic plan. In addition, Gray believes that both Gray and Triple Crown Media will have greater strategic and financial flexibility to support future growth opportunities.
Gray and Bull Run Corporation (OTC: BULL) also today announced a definitive agreement to merge Bull Run into Triple Crown Media immediately following the spin-off. This agreement is subject to certain closing conditions, including an affirmative vote of Bull Run’s shareholders. Triple Crown Media will soon file a registration statement with the Securities and Exchange Commission which will describe the spin-off and merger.
Gray’s Newspaper Publishing business consists of five daily newspapers with total daily circulation of approximately 120,000 and Sunday circulation of approximately 160,000. Gray’s GrayLink Wireless business is a leading provider of primarily paging and other wireless services in non-major metropolitan areas in Alabama, Florida and Georgia, where it also operates 14 retail locations.
Upon completion of the spin-off, each common shareholder of Gray will receive as a dividend one share of common stock of Triple Crown Media for every 10 shares of Gray common stock and for every 10 shares of Gray class A common stock. No Gray shareholder vote will be required to effect the spin-off, and no consideration will be required to be paid by Gray’s shareholders to receive the common stock of Triple Crown Media. On the date of the spin-off, Triple Crown Media will distribute $40 million to Gray, which Gray intends to use to reduce its outstanding indebtedness.
Immediately following the spin-off, it is planned that Bull Run will be merged with and into a wholly owned subsidiary of Triple Crown Media. In the merger, Bull Run common shareholders will receive 0.0289 shares of Triple Crown Media for each share of Bull Run common stock held. In the merger, Bull Run preferred stock held by non-affiliated holders will be redeemed for its current redemption value. Holders of preferred stock and other loans to Bull Run who are affiliates of Bull Run, including J. Mack Robinson, the current Chairman and Chief Executive Officer of Gray and Chairman of the Board of Bull Run, will receive shares of Triple Crown Media common stock in exchange for shares of Bull Run series F preferred stock and accrued and unpaid dividends thereon; shares of Triple Crown Media series A preferred stock in exchange for shares of Bull Run series D and series E preferred stocks and accrued and unpaid dividends thereon; and shares of Triple Crown Media series B preferred stock in exchange for cash previously advanced to Bull Run. On a combined basis, after the merger, current shareholders of Gray will own approximately 95% of the outstanding common stock of Triple Crown Media and certain holders of Bull Run preferred stock and current holders of Bull Run common stock will hold the remaining 5%. Triple Crown Media has received a long-term financing commitment from bank lenders that will accommodate the payment of the distribution to Gray and the refinancing of all of Bull Run’s bank and subordinated indebtedness.
Purpose of the Transactions
Triple Crown Media will combine Gray’s Newspaper Publishing and Graylink Wireless businesses with Bull Run’s sole operating business, Host Communications, Inc., under the leadership of Thomas J. Stultz, current Chief Executive Officer of Host, and the former President of Gray’s Newspaper Publishing business. Over the past twelve months, on a combined basis, Triple Crown Media would have had net revenue of approximately $115 million.
“We believe the spin-off is a very intelligent way to separate our businesses in a tax-efficient manner that allows our broadcasting and Newspaper Publishing businesses to maximize their strategic objectives, and by combining with Bull Run, Triple Crown Media will benefit from the proven leadership of Tom Stultz, and combine complementary businesses. In addition, the transactions avoid the incurrence of significant standalone costs that Triple Crown Media would need to incur were it spun off in a standalone transaction.” commented Robert S. Prather, Jr., President of Gray Television.
Thomas J. Stultz, President and CEO of Host Communications and former President of Gray’s Newspaper Publishing business, stated, “I am very excited about the prospects of combining the revenue from the Newspaper Publishing and Graylink Wireless businesses with the growth potential we have with Host. This will be a great combination of businesses that complement one another and will serve to accelerate the growth in each of these businesses beyond what they could achieve independently.”
Following the transaction, Thomas J. Stultz will serve as Chief Executive, President and a director of Triple Crown Media. During Mr. Stultz’s prior tenure as President of Gray’s Newspaper Publishing business, the business grew from three newspapers with revenues of approximately $21.9 million in 1995 to five newspapers with revenues of approximately $44.8 million in 2004. In his short tenure at Bull Run, the turnaround of the business has produced significant growth in net revenues and operating income. Frederick J. Erickson, current Bull Run Chief Financial Officer, will serve as CFO of Triple Crown Media.
With respect to the transactions described above Banc of America Securities LLC has acted as a financial advisor to Gray; Houlihan Lokey Howard & Zukin Financial Advisors, Inc., has acted as a financial advisor to the special committee of the Board of Directors of Triple Crown Media, Inc. and SunTrust Robinson Humphrey has acted as a financial advisor to Bull Run.
Conference Call Information
Gray Television, Inc. will host a conference call to discuss the transactions as part of its second quarter earnings release call to be held on August 8, 2005. Tom Stultz and Fred Erickson of Bull Run will be available on the call to respond to questions. The call will begin at 1:00 PM Eastern Time. The live dial-in number is 1-888-280-8349 and the reservation number is T579475G. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1-888-509-0081 until August 22, 2005.
Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act
Except for the historical information contained herein, information set forth in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements. These forward-looking statements are subject to risks and uncertainties, which could cause the company’s actual results or performance to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, the following: the ability to integrate Bull Run’s businesses, certain directors, officers and shareholders of Triple Crown Media, Gray and Bull Run have conflicts of interest, and the ability to refinance the outstanding indebtedness of Bull Run and Triple Crown Media.

About the Companies
Gray Television, Inc. owns 31 television stations serving 27 television markets. The combined station group has 23 stations ranked #1 in local news audience and 22 stations ranked #1 in overall audience within their respective markets and reaches approximately 5.5% of total U.S. TV households. In addition, with 16 CBS-affiliated stations, Gray is the largest independent owner of CBS affiliates in the country.
Bull Run Corporation, through its sole operating subsidiary, Host Communications, Inc., is engaged in the Collegiate Marketing and Production Services business and Association Management Services business. The Collegiate Management and Production Services business provides sports marketing and production services to a number of collegiate conferences and universities and, through a contract with CBS Sports, on behalf of the National Collegiate Athletic Association. The Association Management Services business provides various associations with services such as member communication, recruitment and retention, conference planning, Internet web site management, marketing and administration.
This release is neither an offer to sell nor a solicitation of an offer to buy capital stock of Triple Crown Media.
Investors and security holders are urged to read the Registration Statement on Form S-4 and the Information Statement/Proxy Statement/Prospectus included within the Registration Statement on Form S-4 when it becomes available and any other relevant documents to be filed with the Securities and Exchange Commission in connection with the transactions, because they will contain important information about Gray Television, Inc., Triple Crown Media, Inc., Bull Run Corporation and the proposed transaction.
Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the information statement/proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Gray Television, Inc. 4370 Peachtree Road, NE, Atlanta, GA 30319, Attention: Investor Relations ((404) 504-9828), Triple Crown Media, 546 East Main Street, Lexington, Kentucky 40508, Attention: Investor Relations ((859) 226-4376) or Bull Run, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, Attention: Investor Relations ((704) 602-3107).
The directors, executive officers, and certain other members of management of Bull Run may be soliciting proxies in favor of the transaction from the company’s shareholders. For information about Bull Run’s directors, executive officers and members of management, shareholders are asked to refer to the most recent proxy statement issued by Bull Run, which is available on its web site and at the address provided in the preceding paragraph. Additional information regarding the interests of such potential participants will be included in the Registration Statement on Form S-4, the information statement/proxy statement/prospectus contained therein and other relevant documents filed with the SEC.
SOURCE: Gray Television, Inc and Bull Run Corporation
CONTACTS: Bob Prather, President, +1-404-266-8333, or Jim Ryan, Chief Financial Officer, +1-404-504-9828, both of Gray Television, Inc. Frederick J. Erickson, VP-Finance & Chief Financial Officer, +1-859-226-4376, of Bull Run Corporation; or Thomas J. Stultz, President & Chief Executive Officer of Host Communications, Inc., +1-859-226-4356.